                                                                       EXHIBIT 5

================================================================================

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                              OLIVIO LANE LIMITED,

                             LANCER OFFSHORE, INC.,

                                 OMNIFUND, LTD.,

                                       AND

                              LANCER PARTNERS, L.P.

                            DATED AS OF MARCH 5, 2004

================================================================================

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

Section 1.01. Certain Defined Terms......................................     2
Section 1.02. Other Defined Terms........................................     2
Section 1.03. Construction...............................................     4

                                   ARTICLE II
                                PURCHASE AND SALE

Section 2.01. Purchase and Sale of the Loans.............................     4
Section 2.02. Purchase Price.............................................     4
Section 2.03. Allocation of Purchase Price...............................     5
Section 2.04. Delivery of Assets.........................................     5

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 3.01. Authorization and Effect of Agreement......................     5
Section 3.02. Title to Assets............................................     5
Section 3.03. Brokers....................................................     5
Section 3.04. Limitation.................................................     5

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.01. Organization and Authority of Purchaser....................     5
Section 4.02. Brokers....................................................     6
Section 4.03. Affiliate Status...........................................     6
Section 4.04. Disclosure.................................................     6
Section 4.05. Source of Funds; Solvency..................................     6
Section 4.06. Limitation.................................................     6

                                    ARTICLE V
                                    COVENANTS

Section 5.01. Further Assurances.........................................     7
Section 5.02. Confidentiality; Publicity.................................     7
Section 5.03. Bankruptcy Court Order.....................................     7
Section 5.04. District Court Order.......................................     8

                                   ARTICLE VI
                                     CLOSING

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
Section 6.01. Closing....................................................     9
Section 6.02. Deliveries at Closing......................................     9
Section 6.03. Conditions to Obligations of Sellers.......................    10
Section 6.04. Conditions to Obligations of Purchaser.....................    11
Section 6.05. Other Conditions to Closing................................    12

                                   ARTICLE VII
                                   TERMINATION

 Section 7.01. Termination...............................................    11
 Section 7.02. Procedure and Effect of Termination.......................    12

                                  ARTICLE VIII
              SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS

 Section 8.01. Survival of Representations and Warranties................    13
 Section 8.02. Limitation of Liability; No Representations, Warranties
                  or Covenants Made by the Receiver......................    13

                                   ARTICLE IX
                               GENERAL PROVISIONS

 Section 9.01. Expenses..................................................    13
 Section 9.02. Notices...................................................    13
 Section 9.03. Headings..................................................    14
 Section 9.04. Entire Agreement..........................................    14
 Section 9.05. Assignment................................................    15
 Section 9.06. No Third Party Beneficiaries..............................    15
 Section 9.07. Waivers and Amendments....................................    15
 Section 9.08. Governing Law; Venue......................................    15
 Section 9.09. Counterparts; Facsimile Signatures........................    15

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "AGREEMENT"), dated as of March 5, 2004, is entered into by and among Olivio Lane Limited, a British Virgin Islands company ("PURCHASER"), Lancer Offshore, Inc., a British Virgin Islands company ("LANCER OFFSHORE"), Omnifund, Ltd., a British Virgin Islands company ("OMNIFUND"), and Lancer Partners, L.P., a Connecticut limited partnership ("LANCER PARTNERS") (Lancer Offshore, Omnifund and Lancer Partners are collectively referred to herein as "SELLERS" and each individually as a "SELLER").

                                   WITNESSETH:

      WHEREAS, certain capitalized terms used in this Agreement are defined in
ARTICLE I hereto;

      WHEREAS, Lancer Offshore, Omnifund and Lancer Partners have collectively loaned to Skynet Holdings, Inc. ("SKYNET") an aggregate amount. equal to $13,000,000;

      WHEREAS, each of the Sellers desires to sell all of its rights, powers, liens, security interests and interests of any kind in and to the Assets (as defined herein);

      WHEREAS, pursuant to an order issued by the United States District Court for the Southern District of Florida (the "U.S. DISTRICT COURT") Docket No. 03-CV-80612, Marty Steinberg, Esq. was appointed the receiver (the "RECEIVER") of the assets of Lancer Offshore and Omnifund;

      WHEREAS, Lancer Offshore and Omnifund intend to seek an order of the U.S. District Court authorizing Lancer Offshore and Omnifund to consummate the transactions contemplated hereby.

      WHEREAS, Lancer Partners is a debtor-in-possession in a case (the "BANKRUPTCY CASE") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq. (the "BANKRUPTCY CODE") pending before the United States Bankruptcy Court for the District of Connecticut, Case No. 03-50492
(AHWS) (the "U.S. BANKRUPTCY COURT");

      WHEREAS, pursuant to an order entered by the U.S. Bankruptcy Court, the Receiver was appointed the representative for the administration and management of Lancer Partners by virtue of his appointment by the U.S. District Court as receiver of Lancer Management Group II, LLC, the general partner of Lancer Partners;

      WHEREAS, on or about January 9, 2004, Lancer Partners filed a motion to transfer the venue of the Bankruptcy Case to the U.S. District Court (the "TRANSFER MOTION");

      WHEREAS, if prior to the entry of the Bankruptcy Order (as defined herein) by the Bankruptcy Court, the Transfer Motion has not been granted and the venue of the Bankruptcy Case has not transferred as provided therein, Lancer Partners shall seek an order of the U.S. Bankruptcy Court approving this Agreement and authorizing Lancer Partners to consummate the transactions contemplated hereby in accordance with Section 363 of the Bankruptcy Code; and

      WHEREAS, if prior to the entry of the Bankruptcy Order by the Bankruptcy Court, the Transfer Motion is granted and the venue of the Bankruptcy Case is transferred to another court as provided therein, Lancer Partners shall seek an order of such court, rather than the U.S. Bankruptcy Court, approving this Agreement and authorizing Lancer Partners to consummate the transactions contemplated hereby.

      NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. CERTAIN DEFINED TERMS.

      As used in this Agreement, the following terms have the following meanings:

      "ACTION" means any action, suit, proceeding, investigation, lawsuit or appeal therefrom, whether civil or criminal, administrative or otherwise, by or before any Governmental Authority or any arbitral or alternative dispute resolution proceeding.

      "AFFILIATE" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

      "ASSETS" means the Receivership Estate Assets and the Bankruptcy Estate Assets.

      "BANKRUPTCY ESTATE ASSETS" shall mean Lancer Partners' rights, powers, liens, security interests and interests of any kind in and to the promissory note in the principal amount of $1,000,000 dated November 9, 1999 issued by Skynet to Lancer Partners.

      "BANKRUPTCY ORDER" means an order or orders of the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to the entry of the Bankruptcy Order by the U.S. Bankruptcy Court, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court), in form and substance satisfactory to Purchaser and Sellers, authorizing, among other things, (i) the execution and delivery of this Agreement, (ii) the sale by Lancer Partners of its right, title and interest in and to the Bankruptcy Estate Assets to Purchaser in accordance with the terms and conditions of this Agreement, (iii) the vesting in Purchaser of Lancer Partners' right, title and interest in and to the Bankruptcy Estate Assets, free and clear of all liens, claims and interests, pursuant to Section 363 of the Bankruptcy Code and (iv) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Partners is a party, the consummation of the transactions contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Assets.

      "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Miami, Florida.

      "CASES" means the matters pending before the U.S. Bankruptcy Court (or the Transferee Court, as applicable) and the U.S. District Court as referred to herein.

      "CLAIM" means any Action or other claim as defined in Section 101(5) of the Bankruptcy Code.

      "COLLATERAL AGREEMENTS" means the Bill of Sale and all transfer documents to be delivered at Closing.

      "CONSENT" means any consent, waiver, approval, permission, agreement, notification, order, permit, license, filing, or certification.

      "DEPOSIT" means the $50,000 deposit posted by Purchaser with the law firm of Hunton & Williams LLP upon the execution and delivery of this Agreement.

      "DISTRICT COURT ORDER" means an order or orders of the U.S. District Court, in form and substance satisfactory to Purchaser and Sellers authorizing, among other things, (i) the execution and delivery by Lancer Offshore and Omnifund of this Agreement, (ii) the sale by each of Lancer Offshore and Omnifund of its right, title and interest in and to the Receivership Estate Assets to Purchaser in accordance with the terms and conditions of this Agreement, (iii) the vesting in Purchaser of each of Lancer Offshore's and Omnifund's right, title and interest in and to the Receivership Estate Assets, free and clear of all liens, claims and interests and (iv) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Offshore or Omnifund is a party, the consummation of the transactions contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Assets.

      "GOVERNMENTAL AUTHORITY" means any government, any governmental entity, commission, agency or instrumentality, and any court, tribunal, or judicial body, in each case, whether federal, state, local or foreign.

      "GOVERNMENTAL ORDER" means any order, judgment, injunction, decree, ruling or award entered by or with any Governmental Authority.

      "LANCER ENTITIES" means (i) each Seller; (ii) LSPV, Inc., a British Virgin Islands international business company; (iii) LSPV, LLC, a Delaware limited liability company; (iv) Lancer Management Group, LLC, a Connecticut limited liability company; (v) Lancer Management Group II, LLC, a Connecticut limited liability company; (vi) G.H. Associates, LLC, a New York limited liability company, and (vii) Alpha Omega Group, Inc., a Delaware corporation.

      "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation or rule.

      "LIABILITIES" means any liability, indebtedness or obligation of or by any Person of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured).

      "LOSS" or "LOSSES" of a Person means any and all costs, losses, Liabilities, obligations, damages, Claims, settlements and expenses (including reasonable fees and expenses of attorneys, accountants and experts incurred in the defense or settlement of any of the foregoing) suffered or incurred by such Person.

      "OUTSIDE CLOSING DATE" shall mean April 15, 2004.

      "PERSON" means (a) any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization and (b) any Governmental Authority.

      "PURCHASER EXPENSES" means Purchaser's out-of-pocket expenses (including financial advisor's, accountants' or attorney's fees and expenses and filing fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

      "RECEIVERSHIP ESTATE ASSETS" shall mean Lancer Offshore's rights, powers, liens, security interests and interests of any kind in and to the promissory note in the principal amount of $1,000,000 dated August 13, 1999 issued by Skynet to Lancer Offshore; the promissory note in the principal amount of $7,000,000 dated November 9, 1999 issued by Skynet to Lancer Offshore; and the promissory note in the principal amount of $1,500,000 dated March 7, 2000, issued by Skynet to Lancer Offshore; and Omnifund's rights, powers, liens, security interests and interests of any kind in and to the Promissory Note in the principal amount of $900,000 dated May 1, 2000 issued by Skynet to the Viator Fund, Ltd; and the Promissory Note in the principal amount $1,600,000 dated May 3, 2000 issued by Skynet to the Orbiter Fund, Ltd.

      "SEC" shall mean the Securities and Exchange Commission.

      "SELLER EXPENSES" means Sellers' out-of-pocket expenses (including financial advisor's, accountants' or attorney's fees and expenses and filing fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

      "TRANSFEREE COURT" means the court to which the Bankruptcy Case has been transferred pursuant to and in accordance with the Transfer Order.

      SECTION 1.02. CONSTRUCTION.

      (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

      (b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement is the joint drafting product of the parties hereto and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

                                   ARTICLE II
                                PURCHASE AND SALE

      SECTION 2.01. PURCHASE AND SALE OF THE ASSETS. Upon the terms and subject to the conditions contained herein, and subject in all respects to the express terms and conditions of the Bankruptcy Order and the District Court Order, at the Closing, Sellers shall sell to Purchaser, and Purchaser shall acquire and accept, all of each Seller's right, title and interest in and to the Assets.

      SECTION 2.02. PURCHASE PRICE. In consideration of the sale by Sellers of the Assets, Purchaser shall pay to the Sellers, an aggregate of [$390,000], as follows: (i) the Deposit shall be delivered to Hunton & Williams LLP, as an earnest money deposit, upon the execution and delivery of this Agreement, in immediately available funds; and (ii) an amount equal to [$340,000] shall be delivered to Purchaser at Closing, in immediately available funds (the "PURCHASE PRICE").

      SECTION 2.03. ALLOCATION OF PURCHASE PRICE. The Purchase Price, and all other amounts paid to Sellers by Purchaser hereunder, shall be allocated as among Sellers on a pro rata basis based on the face value of each Seller's interest in the Receivership Estate Assets and the Bankruptcy Estate Assets.

      SECTION 2.04. TRANSFER OF ASSETS. At the Closing, and subject in all respects to the express terms and conditions of the Bankruptcy Order and the District Court Order, Sellers shall transfer and convey to Purchaser, and Purchaser agrees to purchase and accept, the Sellers' right, title and interest in and to the Assets as set forth in ARTICLE VI hereof.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each of the Sellers jointly and severally hereby represents and warrants to Purchaser as follows:

      SECTION 3.01. AUTHORIZATION AND EFFECT OF AGREEMENT. Each of the Sellers has the requisite power and authority to execute and deliver this Agreement and any of the Collateral Agreements being executed and delivered by any of the Sellers on the date hereof. Each of the Sellers has the authority to seek U.S. Bankruptcy Court (or Transferee Court, as the case may be) and U.S. District Court approval of the consummation of the transactions contemplated by this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and the Bankruptcy Order and the District Court Order.

      SECTION 3.02. TITLE TO ASSETS. Upon entry of the Bankruptcy Order and the District Court Order, at the Closing, Sellers shall transfer and convey to Purchaser all of their right, title and interest in and to the Assets.

      SECTION 3.03. BROKERS. With the exception of DDJ Capital Management, LLC (the expenses of which shall be the sole responsibility of Sellers), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Sellers.

      SECTION 3.04. LIMITATION. No representations and warranties, other than the representations and warranties expressly set forth in this ARTICLE III, are made by the Sellers.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to each of the Sellers that:

      SECTION 4.01. ORGANIZATION AND AUTHORITY OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Purchaser has the requisite corporate power and authority to execute and to deliver this Agreement and the Collateral Agreements to which it is or will be a party and, in the event the Bankruptcy Order is entered by the U.S. Bankruptcy Court (or the Transferee Court, as the case may be) and the District Court Order is entered by the U.S. District Court, to perform its obligations hereunder and under such Collateral Agreements. The execution and delivery of this Agreement and the Collateral Agreements to which it is or will be a party and, in the event the Bankruptcy Order is entered by the U.S. Bankruptcy Court (or the Transferee Court, as the case may be) and the District Court Order is entered by the U.S. District Court, the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity. Each of the Collateral Agreements, when executed and delivered by Purchaser at Closing, shall constitute a valid binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity.

      SECTION 4.02. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

      SECTION 4.03. AFFILIATE STATUS. Purchaser is not an Affiliate of Michael Lauer or any of the Lancer Entities.

      SECTION 4.04. DISCLOSURE. No representation or warranty made by Purchaser, its agents or representatives to any Seller in connection with this Agreement, at any time prior to the Closing Date, as hereinafter defined, does or will knowingly contain any untrue statement of a material fact and does or will knowingly omit to state any material fact necessary to make any statement therein not misleading.

      SECTION 4.05. SOURCE OF FUNDS; SOLVENCY. Purchaser shall use its own funds and not those of any other Person not affiliated with Purchaser for the payment of the Purchase Price. Purchaser is not "insolvent" and the consummation of the transactions contemplated hereby will not render it "insolvent." The term "insolvent" means the present fair salable value of the assets of Purchaser is less than the amount of its Liabilities. The realization of Purchaser's current assets in the ordinary course of business will be sufficient to pay Purchaser's recurring current, short-term debt and long-term debt service as such debts mature. Immediately after giving effect to the consummation of the transactions contemplated hereby, Purchaser will not be left with "unreasonably small capital" with which to conduct its business or any business in which it is anticipated it will engage. The capital of Purchaser is not, and after the consummation of the transactions contemplated hereby will not be, impaired. By executing and delivering this Agreement, any Collateral Agreement, or any other documents contemplated hereby, or by entering into any of the transactions contemplated hereby, Purchaser does not intend to hinder, delay payment to or defraud any Person to whom Purchaser is indebted. The source of funds used to purchase the Assets are not the proceeds of, or derived from, any criminal activity, and Purchaser has not in respect of the transactions contemplated hereby violated, in any material respect, 18 U.S.C. Section 1956 (Laundering of Monetary Instruments) or Section 1957 (Engaging in Monetary Transactions and Property Derived from Specified Unlawful Activities).

      SECTION 4.06. LIMITATION. No representations and warranties, other than the representations and warranties expressly set forth in this ARTICLE IV, are made by Purchaser.

                                    ARTICLE V
                                    COVENANTS

      SECTION 5.01. FURTHER ASSURANCES. From time to time, as and when requested by any party, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate and make effective the actions contemplated hereby.

      SECTION 5.02. CONFIDENTIALITY; PUBLICITY. The parties shall keep the transaction contemplated hereby and all non-public information concerning the parties obtained in connection with the transactions contemplated hereby confidential, except (i) as may be required by applicable Law, (ii) except in connection with the entry of the Bankruptcy Order and/or the District Court Order and except to the extent deemed necessary or reasonably deemed desirable, in Sellers' discretion, for inclusion in any pleading filed with the U.S. Bankruptcy Court (or the Transferee Court, as the case may be) or the U.S. District Court seeking approval of this Agreement, including, a motion for approval of this Agreement, the Bankruptcy Order and the District Court Order or in connection with any additional offers or bids, and any bidding procedures relating thereto, relating to the purchase and sale of the Assets and (iii) except in connection with the SEC's, or any other Governmental Authority's, investigation of Michael Lauer or any of the Lancer Entities or Sellers; provided, however, that the foregoing confidentiality obligation shall not apply to the furnishing of information by Sellers or on Sellers' behalf to DDJ Capital Management, LLC, legal counsel and accountants on a "need to know" basis, it being understood that such representatives shall be informed of the highly confidential nature of the information and the transactions contemplated hereby and that by receiving such information, they are agreeing to be bound by this
SECTION 5.02. The parties hereto shall consult with each other and shall mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may he required in connection with the Cases or by applicable Law; provided, however, that each party shall give prior written notice to the other parties of the content and timing of any such press release or other public statement required by applicable Law. Any such press release public announcements or other disclosures shall be made in material compliance with all applicable securities laws.

      SECTION 5.03. BANKRUPTCY COURT ORDER.

      (a) Lancer Partners shall use best efforts to, on an expeditious basis, file with the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to the entry of the Bankruptcy Order by the U.S. Bankruptcy Court, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court), a motion or motions, in form and substance reasonably acceptable to Purchaser and Sellers, seeking entry of the Bankruptcy Order approving, among other things, (i) the execution and delivery of this Agreement by Lancer Partners, (ii) the sale by Lancer Partners of Lancer Partners' right, title and interest in and to the Bankruptcy Estate Assets,
(iii) the vesting in Purchaser of Lancer Partners' right, title and interest in and to the Bankruptcy Estate Assets, pursuant to Section 363 of the Bankruptcy Code and (iv) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Partners is a party, the consummation of the transactions contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Assets.

      (b) Prior to entry of the Bankruptcy Order, Sellers shall accurately inform the U.S. Bankruptcy Court of all material facts of which they are aware relating to this Agreement and the transactions contemplated hereby. In complying with this SECTION 5.03(b), Sellers shall not be constrained in any manner by the confidentiality restrictions set forth in SECTION 5.02 hereof. Purchaser and Sellers agree to use their reasonable commercial efforts to cause the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to the entry of the Bankruptcy Order by the U.S. Bankruptcy Court, the Transfer Older has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court), to enter the Bankruptcy Order on an expeditious basis.

      (c) If a Bankruptcy Order or any other orders of the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to the entry of the Bankruptcy Order by the U.S. Bankruptcy Court, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court) relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Lancer Partners agrees to use reasonable best efforts to defend against such appeal, petition or motion and to obtain an expedited resolution of such appeal, and Purchaser agrees to cooperate reasonably in such efforts.

      (d) Sellers shall consult with Purchaser at Purchaser's request concerning the status of the Bankruptcy Order and the Bankruptcy Case. Sellers further covenant and agree that the terms of any plan of reorganization submitted by any Seller to the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to the entry of the Bankruptcy Order by the U.S. Bankruptcy Court, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court) for confirmation shall not conflict with the terms of this Agreement and the rights of Purchaser hereunder, or prevent, interfere or delay in any material respect with the consummation or performance of the transactions contemplated by this Agreement including any transaction that is contemplated by or approved pursuant to the Bankruptcy Order.

      SECTION 5.04. DISTRICT COURT ORDER.

      (a) Lancer Offshore and Omnifund shall use best efforts to, on an expeditious basis, file a motion or motions with the U.S. District Court seeking entry of the District Court Order approving, among other things, (i) the execution and delivery of this Agreement by Lancer Offshore and Omnifund, (ii) the sale by each of Lancer Offshore and Omnifund of its right, title and interest in and to the Receivership Estate Assets to Purchaser in accordance with the terms and conditions of this Agreement, (iii) the vesting in Purchaser of each of Lancer Offshore's and Omnifund's right, title and interest in and to the Receivership Estate Assets, and (iv) the insulation of the Receiver, in all respects, from any and all Liability or Losses arising in connection with this Agreement, any of the Collateral Agreements to which Lancer Offshore or Omnifund is a party, the consummation of the transactions contemplated hereby and thereby and otherwise in connection with the purchase and sale of the Assets.

      (b) Prior to entry of the District Court Order, Sellers shall accurately inform the U.S. District Court of all material facts of which they are aware relating to this Agreement and the transactions contemplated hereby. In complying with this SECTION 5.03(b), Sellers shall not be constrained in any manner by the confidentiality restrictions set forth in SECTION 5.02 hereof. Purchaser and Sellers agree to use their reasonable best efforts to cause the U.S. District Court to enter the District Court Order on an expeditious basis.

      (c) If the District Court Order or any other orders of the U.S. District Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Lancer Offshore and Omnifund agree to use reasonable best efforts to defend against such appeal, petition or motion and to obtain an expedited resolution of such appeal, and Purchaser agrees to cooperate reasonably in such efforts.

      (d) Sellers shall consult with Purchaser at Purchaser's request concerning the status of the District Court Order.

      SECTION 5.05. As IS, WHERE IS, WITH ALL FAULTS. The sale of the Assets by Sellers, as set forth in this Agreement, is made without recourse, "as is," "where is," with all faults, and with no representations or warranties of any kind or nature whatsoever. Each Seller specifically disclaims any express or implied warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning the nature and condition of any of the Assets to be acquired from Sellers under the Bankruptcy Order, the District Court Order and this Agreement. Purchaser expressly acknowledges that Sellers have not made and do not hereby make any representations or warranties, express or implied, arising by operation of law or otherwise, whatsoever with respect to the Sellers, their assets, any of the Assets to be acquired under the Bankruptcy Order, the District Court Order and this Agreement, including, without limitation, any representation or warranty regarding collectibility, condition, fitness for any particular purpose, merchantability, transferability or assignability or any other warranty, express or implied, and Purchaser acknowledges that it is entering into this Agreement without relying upon any statement or representation made by Sellers or any other Person.

      SECTION 5.06. SOLICITATION OF OFFERS FOR ASSETS. Each of the parties hereto acknowledges and agrees that the sale of the Assets, the entry of the Bankruptcy Order and the District Court Order, and the consummation of the transactions contemplated hereby, are subject in all respects to competitive bid procedures substantially similar to the procedures set forth in Exhibit A hereto.

                                   ARTICLE VI
                                     CLOSING

      SECTION 6.01. CLOSING. Subject to the terms and conditions of this Agreement, the acquisition of the Assets contemplated hereby shall take place at a closing (the "CLOSING") to be held commencing at 10:00 a.m., Eastern time, no later than the fifth Business Day following the date of satisfaction or waiver of all other conditions to the obligations of the parties set forth in SECTIONS 6.03, 6.04 and 6.05 at the offices of Hunton & Williams LLP, 1111 Brickell Avenue, 25th Floor, Miami, Florida 33131, or at such other time or on such other date or at such other place as Sellers and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

      SECTION 6.02. DELIVERIES AT CLOSING. At the Closing:

      (a) Purchaser shall deliver to Sellers the items described below in clauses (i) through (iii):

            (i)   the Purchase Price;

            (ii)  the officer's certificate referenced in SECTION 6.03(c); and

            (iii) all other documents, certificates, instruments or writings set forth in SECTION 6.03.

      (b)   Sellers shall deliver to Purchaser the items described in clauses
(i) through (iii) below.

            (i)   the Bill of Sale;

            (ii)  the certificates referenced in SECTION 6.04(c); and

            (iii) all other documents, certificates, instruments or writings set forth in SECTION 6.04.

      SECTION 6.03. CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of
Sellers:

      (a) The representations and warranties of Purchaser made in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and correct in all material respects, in each case when made and as of the Closing Date as if made on and as of that date (other than such representations or warranties that expressly speak only as of a specific date, which need only be true and correct as of such date).

      (b) The terms, covenants and conditions to be complied with and performed by Purchaser under this Agreement on or prior to the Closing Date shall have been complied with or performed by Purchaser.

      (c) Sellers shall have received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an authorized officer thereof, certifying that the conditions specified in SECTION 6.03(a) and SECTION 6.03(b) have been fulfilled and certifying that Purchaser is not bound by nor does Purchaser have knowledge of any Governmental Order in effect restraining, enjoining or otherwise preventing consummation of the transactions contemplated hereby and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

      (d) Sellers shall have received (i) a true and complete copy, certified by the Secretary or Assistant Secretary of Purchaser, of Purchaser's certificate of incorporation, bylaws and other constituent documents, and (ii) a certificate of the Secretary or Assistant Secretary of Purchaser certifying the names and signatures of the officers of Purchaser that executed this Agreement and any officers of Purchaser that execute any of the Collateral Agreements to which it is a party and the other documents to be delivered hereunder.

      (e) The Bankruptcy Order shall have been entered by the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to Closing, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court).

      (f) The District Court Order shall have been entered by the U.S. District Court.

      (g) There shall not be in effect any Governmental Order restraining, enjoining or otherwise preventing consummation of the transactions contemplated hereby and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

      (h) All required Consents to the consummation of the transactions contemplated hereby shall have been obtained.

      SECTION 6.04. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser, as applicable:

      (a) The representations and warranties of Sellers made in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and correct in all material respects in each case when made and as of the Closing Date as if made on and as of that date (other than any such representations or warranties that expressly speak only as of a specific date, which need only be true and correct as of such date).

      (b) The terms, covenants and conditions to be complied with and performed by each Seller under this Agreement on or prior to the Closing Date shall have been complied with or performed by each Seller.

      (c) Purchaser shall have received a certificate dated as of the Closing Date, executed on behalf of each Seller, by an authorized representative thereof, certifying that the conditions specified in SECTION 6.04(a) and SECTION 6.04(b) have been fulfilled and certifying that no Seller is bound by nor does any Seller have knowledge of any Governmental Order in effect restraining, enjoining or otherwise preventing consummation of the transactions contemplated hereby and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

      (d)   Purchaser shall have received the Bill of Sale.

      (e) The Bankruptcy Order shall have been entered by the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to Closing, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court).

      (f) The District Court Order shall have been entered by the U.S. District Court.

      (g) There shall not be in effect any Governmental Order restraining, enjoining or otherwise preventing the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the execution and delivery of this Agreement or the transactions contemplated hereby.

      (h) All required Consents to the consummation of the transactions contemplated hereby shall have been obtained.

                                   ARTICLE VII
                                   TERMINATION

      SECTION 7.01. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

      (a)   by mutual written consent of each of Sellers and Purchaser;

      (b) by any Seller or Purchaser (provided that such party is not then in material breach of any provisions of this Agreement):

            (i) if the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to the entry of the Bankruptcy Order by the Bankruptcy Court, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court) has not entered the Bankruptcy Court Order, in accordance with the terms and conditions contained herein on or prior to the Outside Closing Date;

            (ii) if the U.S. District Court has not entered the District Court Order, in accordance with the terms and conditions contained herein on or prior to the Outside Closing Date;

            (iii) if the U.S. Bankruptcy Court (or the Transferee Court, in the event that, prior to the entry of the Bankruptcy Order by the Bankruptcy Court, the Transfer Order has been approved, and the venue for the Bankruptcy Case has been transferred to the Transferee Court) or the U.S. District Court approves the assignment, sale, transfer, conveyance or other disposition (whether in one or a series of transactions) or the rights of any of the Sellers to the Assets to a Person (or group of Persons) other than Purchaser or an Affiliate of Purchaser; provided that this right of termination may be exercised upon such approval (and without any requirement to wait for such approval to become final and non-appealable); or

            (iv) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable commercial efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

      (c) by Purchaser in the event of any material breach by any of the Sellers of any of their respective agreements, representations or warranties contained herein and the failure of such party to cure such breach within seven days after receipt of written notice from Purchaser.

      (d) by Sellers in the event of any material breach by Purchaser of any of its agreements, representations or warranties contained herein and the failure of Purchaser to cure such breach within seven days after receipt of written notice from Sellers.

      SECTION 7.02. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the transactions contemplated hereby pursuant to
SECTION 7.01, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and shall be of no further force or effect (subject to the provisions of this SECTION 7.01 (if applicable)) and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, then:

      (a) upon request therefor, each party shall redeliver all documents, work papers and other material of any other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party that furnished the same;

      (b) in the event Sellers terminated the Agreement as a result of Purchaser's breach, Sellers shall be entitled to retain the Deposit, to be allocated on a pro rata basis as among the Sellers based on the face value of each Seller's interest in the Receivership Estate Assets and the Bankruptcy Estate Assets;

      (c) in the event Purchaser terminated the Agreement as a result of Sellers' breach, Purchaser shall be entitled to (i) a return of the Deposit; and
(ii) assert an unsecured claim against the respective estates of the Sellers, based on the damages suffered by Purchaser as a result of such breach; and

      (d) except as otherwise set forth in this SECTION 7.02 no party hereto shall have any Liability or further obligation to any other party to this Agreement resulting from such termination except that the provisions of SECTION
5.02 and this SECTION 7.02 shall remain in full force and effect and for any such Liability as may have accrued at or prior to the time of such termination.

                                  ARTICLE VIII
              SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS

      SECTION 8.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter for a period of twelve months from the Closing Date. If written notice of an asserted Loss has been given prior to the expiration of the applicable representations and warranties by Purchaser or Sellers, as the case may be, then the relevant representations and warranties of the other parties shall survive as to such asserted Loss, until such matter has been finally resolved. The covenants and agreements of each party in this Agreement and each Collateral Agreement to which it is a party shall survive until fully performed or discharged.

      SECTION 8.02. LIMITATION OF LIABILITY; NO REPRESENTATIONS, WARRANTIES OR COVENANTS MADE BY THE RECEIVER. Notwithstanding anything contained herein to the contrary, the Receiver shall not have any Liability whatsoever, nor shall the Receiver be otherwise responsible for any Losses of any Person whatsoever, arising pursuant to or in connection with this Agreement or any Collateral Agreement, the consummation of any of the transactions contemplated herein, or otherwise in connection with the purchase and sale of the Notes. The Receiver has not, will not, and shall not be deemed to have made, any representations, warranties, covenants, agreements or understandings whatsoever, in connection with this Agreement or otherwise.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      SECTION 9.01. EXPENSES. Except as otherwise expressly provided herein, each party shall pay any and all costs and expenses, including Purchaser Expenses or Seller Expenses, as applicable, incurred by it incident to this Agreement and in preparing to consummate and in consummating the transactions provided for herein.

      SECTION 9.02. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 9.02):

      if to Sellers:

            Lancer Offshore, Inc.
            Omnifund, Ltd.
            Lancer Partners, L.P.
            c/o Hunton & Williams LLP
            1111 Brickell Avenue
            25th Floor
            Miami, Florida 33131
            Attention: Marty Steinberg/Receiver
            Facsimile: (305)810-2460

      with a copy to:

            Hunton & Williams LLP
            1111 Brickell Avenue
            25th Floor
            Miami, FL 33131
            Attention: David E. Wells, Esq.
                       Rafael G. Prohias, Esq.
            Facsimile: (305) 810-2460

      if to Purchaser:

            Olivio Lane Limited
            c/o 15 Lingfield Avenue
            Kingston-upon-Thames
            Surrey, England
            KT1 2TL
            United Kingdom

      with copies to:

            Sam E. Thomas, Esq.
            1819 Peachtree Street, N.E.
            Suite 520
            Atlanta, GA 30309

      SECTION 9.03. HEADINGS. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 9.04. ENTIRE AGREEMENT. This Agreement (including the Collateral Agreements, the exhibits and annexes hereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and except as otherwise expressly provided herein.

      SECTION 9.05. ASSIGNMENT. No party may assign any of its rights under this Agreement prior to the Closing without the prior written consent of the other parties.

      SECTION 9.06. No THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 9.07. WAIVERS AND AMENDMENTS. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      SECTION 9.08. GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without references to choice of law principles. Any disputes relating to or arising under this Agreement shall be considered proceedings ancillary to the receivership action styled Securities and Exchange Commission v. Lauer et al., Case No. 03-80612-CIV-ZLOCH (the "RECEIVERSHIP ACTION"), currently pending before the U.S. District Court. The U.S. District Court presiding over the Receivership Action shall have original and exclusive jurisdiction over any such disputes. The parties hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement to the exclusive jurisdiction of the U.S. District Court and waives any and all objections to such jurisdiction or venue that it may have under the laws of any state or country, including, without limitation, any argument that jurisdiction, situs and/or venue are inconvenient or otherwise improper. The parties further agree that process may be served upon it in any manner authorized under the laws of the United States or Florida, and waives any objections that it otherwise have to such process.

      SECTION 9.09. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 OLIVIO LANE LIMITED

                                 BY: /s/ Wayne Weaver
                                    --------------------------------------------
                                 Name:  WAYNE WEAVER
                                 Title: DIRECTOR

                                 LANCER OFFSHORE, INC.

                                 By: /s/ Marty Steinberg
                                    --------------------------------------------
                                 Name:  Marty Steinberg
                                 Title: Receiver for Lancer Offshore, Inc.

                                 OMNIFUND, LTD.

                                 By: /s/ Marty Steinberg
                                     -------------------------------------------
                                 Name:  Marty Steinberg
                                 Title: Receiver for Omnifund, Ltd.

                                 LANCER PARTNERS, L.P.

                                 BY: LANCER MANAGEMENT GROUP II, LLC,
                                 ITS GENERAL PARTNER

                                 BY: /s/ Marty Steinberg
                                    --------------------------------------------
                                 Name:  Marty Steinberg
                                 Title: Receiver for Lancer Management Group II,
                                        LLC

                                    EXHIBIT A

                           COMPETITIVE BID PROCEDURES.

      (a) Only qualified bidders (the "QUALIFIED BIDDERS") may submit bids for the Assets or otherwise participate in the Auction (as defined below). Qualified Bidders are those entities who: (i) have executed and delivered to the Receiver a confidentiality agreement, in form and substance satisfactory to the Receiver in his sole discretion; (ii) have completed and executed a bidder information sheet (to be provided upon request) in form and substance satisfactory to the Receiver in his sole discretion; (iii) have delivered to the Receiver the potential bidder's most recent audited financial statements, or in the case of a potential bidder formed for the purpose of acquiring the Assets, current financial statements of the equity holder(s) of the potential bidder or such other financial disclosure, acceptable to, and requested by, the Receiver; (iv) have provided evidence that the potential bidder has the necessary internal authorizations and approvals necessary to engage in the transaction without the consent of any entity that has not already been obtained or that if any consent is required it can be obtained; (vi) have provided an affidavit making the same representations and warranties made by Purchaser as set forth in ARTICLE IV of this Agreement, and (v) have delivered a cashier's check made payable to the trust account of Hunton & Williams LLP in the amount of $50,000.00 (the "QUALIFIED BIDDER DEPOSIT"), to be held by Hunton & Williams LLP in escrow in the same fashion as the Deposit;

            (b) Any Qualified Bidder who desires to make a competing offer for the Assets may, after receiving notice of qualification, submit a qualified competing bid. To constitute a qualified competing bid (a "QUALIFIED BID") the following requirements must be satisfied:

                  i. The bid must include an executed definitive acquisition agreement identical to the Agreement in all respects, except for the purchase price term, any provisions applicable solely to Purchaser and any other modifications more favorable to Sellers (the "ALTERNATIVE AGREEMENT").

                  ii. The Alternative Agreement must provide for payment of not less than [$______________] in cash as consideration for the Assets, with such amount to be paid at closing by wire transfer with a credit for the Qualified Bidder Deposit.

                  iii. The Alternative Agreement must he accompanied by a letter affirmatively (A) setting forth the identity of the Qualified Bidder and the contact information for such Qualified Bidder and full disclosure of any affiliates or insiders of the Receiver, Sellers, or the Receivership Entities involved in such bid; (B) stating that the Qualified Bidder offers to purchase the Assets upon the terms and conditions set forth in the Alternative Agreement;
(C) stating the aggregate value of the consideration the Qualified Bidder proposes to pay under the Alternative Agreement; (D) affirming the transfer of the Qualified Bidder Deposit; and (E) providing that such Alternative Agreement shall be binding and irrevocable until 30 days after the entry of an order approving the sale of the Assets in accordance with these Bidding Procedures.

                  iv. The foregoing materials must be received by the Receiver, at Hunton & Williams LLP, 1111 Brickell Avenue, Suite 2500, Miami, FL 33131, Attn. Marty Steinberg, Esq., and by counsel to Purchaser, Sam E. Thomas, Esq., 1819 Peachtree Street, N.E., Suite 520, Atlanta, Georgia, 30309, on or before 4:00 p.m., Eastern Time, on [_________________], 2004 (the "INITIAL BID DEADLINE").

            (c) Auction. If the Receiver receives a Qualified Bid by the Initial Bid Deadline, the Receiver will conduct an auction (the "AUCTION") at the offices of Hunton & Williams LLP, 1111 Brickell Avenue, Suite 2500, Miami, Florida 33131 (or at such other place selected by the Receiver), on [______________], 2004 at 10:00 a.m., Eastern Time. Bidding at the Auction will commence with the highest Qualified Bid and continue in increments of not less than $10,000.00 until all parties have made their final offers. If the Receiver does not receive a Qualified Bid by the Initial Bid Deadline, he will not conduct an Auction, and Purchaser will be deemed the Successful Bidder, as hereinafter defined.

            (d) Modification of Bid Procedures. Provided that one or more Qualified Bids are received prior to the Initial Bid Deadline, the Receiver may thereafter establish such modified or additional bidding procedures as the Receiver deems appropriate based on the circumstances; provided that such modifications and additions shall not be materially inconsistent with the bidding procedures contained herein. The Receiver may seek adjournment of the sale hearing without further notice. The Receiver shall file with the Bankruptcy Court and the District Court appropriate notices of adjournment with respect to any such adjournment.

            (e) Successful Bidder and Backup Bidders. The bidder making the highest and best offer for the Assets, in the Receiver's discretion, shall be deemed the successful bidder (the "SUCCESSFUL BIDDER"). Any bidder that is not the Successful Bidder may elect to serve as a backup bidder (the "BACKUP BIDDER"). Each Backup Bidder will be required to leave its Deposit with Hunton & Williams LLP in trust until such time as the Successful Bidder closes on the purchase of the Assets. In the event the Successful Bidder fails to close on the sale of the Assets by the Outside Closing Date, the Backup Bidder with the next highest bid shall become the Successful Bidder. The subsequent Successful Bidder (the "SUBSEQUENT SUCCESSFUL BIDDER") shall have three days from being notified in writing, by facsimile or otherwise, to close on the sale of the Assets. Each Backup Bidder may elect to remain a Backup Bidder until Sellers successfully close on the sale of the Assets.

            (f) Bids are Irrevocable. Bids submitted on or before the Qualified Bid deadline, as increased by a bidder at the Auction, shall remain open and irrevocable through the conclusion of the hearing to approve the sale of the Assets. Acceptance of a bid shall, in all respects, be subject to the entry of the Bankruptcy Order and the District Court Order as those terms are defined in the Agreement.

            (g) Return of Deposit. Any bidder that is not the Successful Bidder shall be entitled to a return of its Deposit, unless it chooses to remain a Backup Bidder. Each Backup Bidder shall be entitled to a return of its Deposit upon the successful closing on the sale of the Assets to the Successful Bidder. The failure of a Successful Bidder (including a Subsequent Successful Bidder) to close on the transaction as required shall result in the forfeiture of its Deposit as liquidated damages.

                                     - 2 -